Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Sonex Research, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Stattement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

                              SONEX RESEARCH, INC.
                                23 Hudson Street
                            Annapolis, Maryland 21401


                       1997 ANNUAL MEETING OF SHAREHOLDERS

                      NOTICE OF MEETING AND PROXY STATEMENT


To the Shareholders of Sonex Research, Inc.:

     The 1997 Annual Meeting of Shareholders of Sonex Research, Inc. (the "Corporation") will be held on Wednesday, October 22, 1997 at 10 a.m. at the Riva Conference Facility, located in the lower level of the Nationsbank Building, 2530 Riva Road, Annapolis, Maryland, 21401. Holders of record of the Common Stock and Preferred Stock of the Corporation at the close of business on the record date of July 31, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     The holders of the Corporation's Common Stock will act upon the following matter and such other matters as may properly come before the Annual Meeting or any adjournment thereof:

         COMMON STOCK PROPOSAL: To elect one individual to serve as a Class II Common Stock director of the Corporation until the Annual Meeting of Shareholders in 2000 and until his successor is duly elected and qualified.

     There are no matters  before the  holders  of the  Corporation's  Preferred
Stock.

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed Proxy or proxy voting instructions form and return it in the accompanying envelope promptly to assure that your shares are represented at the meeting. If no direction is indicated, returned Proxies will be voted "FOR" Common Stock Proposal 1.

     Please note that the Proxy or proxy voting instructions form for shares on deposit in an account with a financial institution such as a brokerage house or bank (i.e., held in "street name") should not be returned to the Corporation because street name shares are considered to be held of record by the financial institution, which then votes the shares in accordance with instructions received from its accountholders. The Corporation cannot accept voting instruction forms for shares held in street name. If, however, you own shares represented by certificates registered in your own name, you will have received proxy material directly from the Corporation, and the accompanying Proxy return envelope will be addressed to the Corporation. If you own some shares registered in your name and other shares in street name, you may receive separate mailings of proxy materials for each such account. Please be sure to use the proxy card and return envelope supplied with each mailing.

     Shareholders may attend the Annual Meeting and vote their shares in person; however, if you hold shares in street name and wish to vote in person, you must mark the appropriate box on the proxy voting instruction form and return the form to the financial institution, which will then send you a Legal Proxy to allow you to vote the shares by ballot at the Annual Meeting. If you own shares registered in your name you may vote your shares in person at the Annual Meeting by submitting your completed Proxy or by completing a ballot. If you own shares registered in your name and have returned the Proxy to the Corporation but later decide to attend the Annual Meeting in person, you may revoke your Proxy at the Annual Meeting and cast your vote in person by ballot.

                       By Order of the Board of Directors



                                                              George E. Ponticas
                                                              Secretary
                                                              September 17, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished to shareholders of Sonex Research, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held on October 22, 1997 for the purposes set forth on the cover page of this Notice of Meeting and Proxy Statement. The cost of preparing, assembling and mailing of proxy materials will be borne by the Corporation.

     The Corporation will supply Proxies and proxy materials as requested to brokerage houses and other custodians, nominees and fiduciaries for transmission to the beneficial owners of the Corporation's Common Stock. The Corporation will reimburse such brokerage houses and other custodians for their expenses. The approximate mailing date of this Notice of Meeting and Proxy Statement is September 17, 1997.


                                     QUORUM

     The presence, in person or by Proxy, of the majority in number of the outstanding shares of each of the Common Stock and the Preferred Stock as of the record date constitutes a quorum for that class of stock. A quorum of each class of stock is required in order for the Corporation to conduct business at the Annual Meeting. If a quorum is attained at the Annual Meeting for each class of stock, directors will be elected by a plurality of the shares present and entitled to vote.


               AUTHORITY GRANTED BY THE PROXY/REVOCATION OF PROXY

     Unless otherwise directed by the shareholder, the shares represented by executed Proxies returned to the Corporation will be voted "FOR" the election of directors, and in the discretion of the Proxy holders as to other matters coming before the Annual Meeting. A Proxy may be revoked before it is voted if written notice from the shareholder to the Corporation's Secretary is received at any time prior to its use, and such Proxy shall be deemed revoked if the shareholder is present at the Annual Meeting and gives written notice to the Corporation's Secretary of his revocation at such time.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Corporation has two classes of voting securities: its $.01 par value common stock (the "Common Stock") and its $.01 par value convertible preferred stock (the "Preferred Stock"). Each share of Preferred Stock is convertible at any time at the option of the holder into Common Stock at the rate of $.35 per share of Common Stock. Additionally, the Preferred Stock has priority in liquidation over the Common Stock, but it carries no stated dividend. The holders of Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. The only other matters with respect to which holders of Preferred Stock are entitled to vote concern a consolidation, merger, share exchange or transfer of assets.

     There were 17,217,539 shares of Common Stock and 1,550,001 shares of Preferred Stock issued and outstanding at the close of business on July 31, 1997, the date fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote on the Common Stock Proposal and on all other matters to come before the Annual Meeting. Abstentions and broker non-votes will not be counted as affirmative votes at the Annual Meeting. There are no matters before the holders of the Corporation's Preferred Stock.

     The following table sets forth as of July 31, 1997 information relating to beneficial ownership of Common Stock by directors of the Corporation, directors and officers of the Corporation as a group, and any other persons known by the Corporation to be the beneficial owner of more than five percent of the currently issued and outstanding Common Stock. Shares beneficially owned include those shares which the reporting person currently owns or has the right to acquire within the next sixty days through the exercise of currently exercisable options and warrants or through the conversion of Preferred Stock. Such shares which the reporting person has the right to acquire are not deemed to be outstanding for computing the percentage of beneficial ownership of any other person. Unless otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.

                              Common     Rights to    Total shares
                              shares      acquire     beneficially     Percent
 Name and address (1)         owned       shares (4)     owned        of class
 --------------------       ---------    ---------     ---------      --------

Nuno Brandolini                76,726      365,150       441,876         2.5
Lawrence H. Hyde              272,986      586,000       858,986         4.8
Charles C. McGettigan       1,213,068    5,914,223     7,127,291 (3)    30.8
Peter Y. Mills                714,286    1,359,286     2,073,572        11.2
Andrew A. Pouring             688,239      134,250       822,489         4.7
Myron A. Wick, III          1,213,068    5,914,223     7,127,291 (3)    30.8

All directors and officers
 as a group (7 persons)     3,083,567    8,566,409    11,649,976        45.2

Herbert J. Mitschele, Jr.     946,755      105,715     1,052,470         6.1
  Far Hills, NJ

Proactive , et.al. (2)      2,204,871    9,878,860    12,083,731        44.6
  San Francisco, CA

-----------------------------
(1) The business address for each director and named executive officer is 23 Hudson Street, Annapolis, Maryland, 21401.
(2) Includes shares beneficially owned directly and indirectly by Proactive Partners, L.P. and several affiliated entities and individuals ("Proactive et.al."), as reported in a Form 13D filing with the Securities and Exchange Commission.
(3) Includes 6,913,291 shares beneficially owned by Proactive et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive et.al. Both individuals exercise shared voting and investment power with respect to such shares.
(4) Includes shares which the reporting person has the right to acquire within the next sixty days through the exercise of currently exercisable options and warrants or through the conversion of preferred stock.


                               BOARD OF DIRECTORS

      The Corporation's Board of Directors is divided into two categories: (1) "Common Stock" directors elected by the holders of Common Stock; and (2) "Preferred Stock" directors elected by the holders of Preferred Stock. These two categories of directors are further divided into three classes as nearly equal in number as possible, with the term of one of the three classes of directors expiring at each annual meeting of shareholders. The members of each class of directors are to hold office for terms of three years until their successors have been elected and qualified. The holders of the Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors.

      The Corporation's By-laws state that the Board of Directors shall consist of not fewer than three directors, with the total number of directors to be set by the Board by resolution. Following the resignation of three Preferred Stock directors and one Common Stock director in July 1997, the total number of directors is now five, two of whom are Preferred Stock directors and three of whom are Common Stock directors.

      The Board of Directors has three standing committees: the Executive Committee, the Compensation Committee, and the Audit Committee. The Executive Committee meets on short notice when required during intervals between meetings of the Board of Directors, and has authority to exercise all of the powers of the Board of Directors, subject to specific directions of the Board of Directors and subject to the limitations of the Maryland Corporation Law. The Executive Committee held one formal meeting during 1996, but its members met informally by telephone several times as needed.

      The Compensation Committee makes recommendations to the Board of Directors with respect to the payment of salaries to executive officers and administration of the Corporation's stock option and other compensation plans. The Audit Committee reviews the Corporation's financial statements and accounting policies and practices with the Corporation's independent accountants. During 1996 neither the Audit Committee nor the Compensation Committee held any formal meetings; however, the functions of these committees and the function of recommending potential nominees for Board positions have been performed by the Board as a whole. Following the recent resignation of four directors, the membership of all three committees will be reconstituted at the next meeting of the Board.

      It is also the policy of the Board to consider nominees recommended by security holders. Such recommendations should be addressed to the Chairman of the Board, at the address of the Corporation, and should include the name and address of the security holder submitting the nomination and a detailed listing nomination.

of the business experience and particular qualifications of the nominee. The Board will review the nomination at its next meeting following receipt of the nomination and respond accordingly to the security holder who submitted the

       During 1996 the Board of Directors held four meetings. All of the incumbent directors attended more than 75% of the total number of meetings.


                                STOCK OPTION PLAN

      The Corporation maintains a non-qualified stock option plan which has made available for issuance a total of five million shares of Common Stock. All directors, full-time employees and consultants to the Corporation are eligible for participation. Option awards are determined at the discretion of the Board of Directors. The plan provides that upon a change in control of the Corporation, all outstanding options become vested with respect to those options which have not already vested. As of July 31, 1997 there were outstanding options to purchase 3,630,484 shares of Common Stock, of which options to purchase 3,367,734 shares are currently exercisable. Outstanding options expire at various dates through August 2006, and have an average exercise price of $.53 per share. As of July 31, 1997, options to purchase 517,182 shares of Common Stock remain available for future grant.


                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation paid by the Corporation to its chief executive officer; no other executive officer earned annual compensation during the most recently completed fiscal year in excess of $100,000 (together referred to as the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                        Annual compensation
                                 --------------------------------
                                          Salary                      Long-term
                                 --------------------               compensation
     Name and Position    Year   Cash paid   Deferred      Bonus    # of options
     -----------------    ----   ---------   --------    --------   ------------

Dr. Andrew A. Pouring     1996   $ 60,798    $ 40,531    $ 10,000      25,000
 CEO & Chief Scientist    1995     60,798      40,531
                          1994     60,798      40,531


     In order to help conserve the Corporation's limited cash resources, all of the Corporation's employees, at the request of the Board of Directors, for several years have been voluntarily deferring receipt of payment of significant portions of their authorized annual salaries. From time to time, portions of such deferred amounts have been paid through the issuance to the employees of shares, or discounted options to purchase shares, of the Corporation's Common Stock. In February 1992 as a condition of the Corporation's receiving an indispensable capital infusion, this voluntary deferral of salaries was documented formally through an agreement known as the "Consent to Deferral" executed by all salaried employees. Under this agreement, each of the signers consented to the past and future deferral of portions of their annual salaries, and agreed to defer payment of amounts so accumulated until the Corporation has received licensing revenue of at least $2 million or at such earlier date as the Board of Directors determines that the Corporation's cash flow is sufficient to allow such payment.

     As of December 31, 1996, an aggregate of $595,620 in such deferred salaries owed to current and former employees is recorded as an accrued liability in the financial statements of the Corporation. The amount of deferred salary owed at that date to the Corporation's chief executive officer, Dr. Andrew A. Pouring, was $213,817.

     In an effort to avoid long-term financial commitments, the Corporation no longer enters into employment agreements with any of its employees. The salaries of executive officers are set by the Board of Directors on an annual basis. In 1996 Dr. Pouring earned the same annual salary of $101,329 provided by his last employment agreement, which agreement expired on December 31, 1992.

     With the exception of the granting of stock options, the Corporation does not pay its Named Executives any bonuses or any type of long-term compensation in the form of restricted stock awards, stock appreciation rights (SAR) or other form of long-term incentive plan payments.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                    Individual Grants
             -------------------------------------------------------------------
             Number of    % of total
            securities      options
            underlying    granted to
              options    employees in    Exercise     Market        Expiration
 Name         granted     fiscal year      price       price           date
 ----         -------     -----------      -----       -----       -------------

Pouring        25,000          33%          $.75       $.875       Aug. 18, 2006




               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                    Number of securities    Value of unexercised
                                   underlying unexercised       in-the-money
                                      options/SARs at         options/SARs at
                                     December 31, 1996       December 31, 1996
          # of shares
          acquired on     Value         Exercisable/             Exercisable/
  Name     exercise     realized        unexercised             unexercised
--------  -----------   --------   ----------------------   -------------------

Pouring        -            -         134,250/153,000         $46,148/$52,594


     With the exception of options to purchase 25,000 shares held by Dr. Pouring that are exercisable at $.75 per share, all of the options held by the Named Executives are exercisable at $.50 per share, which prices were below the December 31, 1996 market price of the Common Stock of $.84375 per share.


                            COMPENSATION OF DIRECTORS

     Directors of the Corporation do not receive directors fees, but are reimbursed for expenses related to their activities as directors and are eligible to receive stock option grants. In June 1992 the Board of Directors instituted a policy for compensating outside (non-officer) directors through the grant of stock options pursuant to an agreed upon schedule. On that date, each of the Corporation's outside directors was granted a ten-year option to purchase 64,000 shares of Common Stock; however, in order to provide option recipients an incentive to remain as directors of the Corporation, these options vest in varying amounts over a five-year period. The exercise price of these options was originally $1.25 per share, representing the lower of the market price of the Common Stock on the date of grant and the average market price of the Common Stock for the ten trading days prior to the date of grant. This arrangement further provided that for as long as an individual remained on the Board, every three years he would receive subsequent grants of ten-year options to purchase 60,000 shares of Common Stock, with the exercise price being determined as detailed above. Individuals who became outside directors in the future were also to receive similar ten-year options to purchase 60,000 shares of Common Stock.

     In June 1995 the Board of Directors increased the number of shares of Common Stock available for issuance in connection with the grant of options pursuant to the Corporation's non-qualified stock option plan from 3 million to 5 million. In addition, the Board of Directors approved the grant to each of the Corporation's outside directors of ten-year options to purchase 200,000 shares of Common Stock. These options vest at the rate of 25% per year beginning with the date of grant and have an exercise price of $.50 per share, which price was above the then current market price of the Common Stock. Also in June 1995, the exercise price of the options granted to outside directors in June 1992 was reduced to $.50 per share to reflect the fact that the incentive element of these options had been eliminated as a result of the subsequent sustained decline in the market price of the Common Stock to a value substantially below the exercise price established at the date of grant of these options.

                             INDEPENDENT ACCOUNTANTS

     Price Waterhouse, LLP have served as independent accountants for the Corporation since 1985. It is expected that a representative of Price Waterhouse, LLP will be present at the shareholders meeting and will have an opportunity to make a statement, should they desire to do so, and will be available to answer appropriate questions.


                                  ANNUAL REPORT

     A copy of the Corporation's 1996 Annual Report to Shareholders containing financial statements of the Corporation has been mailed with this Proxy Statement to all shareholders.


                              COMMON STOCK PROPOSAL
                        ELECTION OF COMMON STOCK DIRECTOR

     The persons named in the enclosed Proxy have the intention of voting the Proxies for the election of the nominee described below unless the shareholder specifies otherwise. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the meeting the persons named in the Proxy will vote in accordance with their best judgment.


                        NOMINEE FOR COMMON STOCK DIRECTOR

     Mr. Nuno Brandolini was nominated by the Board of Directors at its meeting on July 17, 1997 for election as a Class II Common Stock director of the Corporation. Mr. Brandolini has been a director of the Corporation since January 1982 and was elected a Vice Chairman of the Board in May 1988. Since November 1995 Mr. Brandolini has been the Chairman of the Board and Chief Executive Officer of Scorpion Holdings, Inc., a merchant banking company. From December 1993 through October 1995 he was a managing director of Rosecliff, Inc., also a merchant banking company. From June 1991 to November 1993 he was a Vice President with Salomon Brothers, Inc. From 1988 to 1991 Mr. Brandolini was a part owner of The Baltheus Group, Inc., a management consulting and financial advisory firm. He has a law degree from the University of Paris and he received an MBA from The Wharton School of the University of Pennsylvania.


                             COMMON STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

Mr. Nuno Brandolini (nominee)         43        II          1982          1997
Mr. Lawrence H. Hyde                  73         I          1986          1999
Dr. Andrew A. Pouring                 65       III          1980          1998

     Mr. Lawrence H. Hyde has been a director of the Corporation since September 1986, and served as Chairman of the Board from June 1987 to June 1993. He will become president of the Corporation in October 1997. Mr. Hyde was a director of Harris Graphics Corp. from 1983 to 1986, where during 1985 and 1986 he also served as its Chairman of the Board and Chief Executive Officer. He was President and Chief Executive Officer of AM General Corporation from 1979 to 1985. He joined American Motors in 1974 and remained until 1983. At various times he had corporate wide responsibility for engineering, international and marketing; his last position was Executive Vice President responsible for International and Engineering. He was employed by Ford Motor Company from 1947 to 1965, and by Harris Corp. from 1965 to 1973. He is a director of Whatman plc and a trustee of the American University in Cairo, where he is also chairman of the University Educational Investment Fund. Mr. Hyde is a graduate of Harvard College and Harvard Business School.

      Dr. Andrew A. Pouring has been a full-time employee, director, and Chief Scientist of the Corporation since 1980, serving as President from April 1980 through November 1991, and as Chief Executive Officer since May 1985. In November 1991 he was elected a Vice Chairman of the Board of Directors. He is the principal author of the Corporation's numerous patents and has personally contributed most of the recently patented improvements and extensions to the original discoveries. He served as a Professor of Aerospace Engineering at the U.S. Naval Academy from 1964 to 1983, and was Chairman of the Academy's Department of Aerospace Engineering from 1975 to 1978. Dr. Pouring is a member of various professional and scientific societies, including the American Society of Mechanical Engineers and the Society of Automotive Engineers, as has been organizer and chairman of many symposia for these societies. Dr. Pouring received his Bachelors and Masters degrees in mechanical engineering from Rensselaer Polytechnic Institute. He received his Doctor of Engineering degree from Yale University, where he also was a post doctoral research fellow and lecturer.


                            PREFERRED STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

Mr. Charles C. McGettigan             52        I           1992          1999
Mr. Myron A. ("Mike") Wick, III       54        I           1991          1999


     Mr. Charles C. McGettigan has been a director of the Corporation since February 1992. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm. From 1984 to 1988 he was a Principal, Corporate Finance, of Hambrecht & Quist, Inc. Prior to that Mr. McGettigan was a Senior Vice President of Dillon, Read & Co. Inc. He currently serves on the Boards of Directors of Digital Dictation, Inc., I-Flow Corporation, Modtech, Inc., PMR
Corporation, and Onsite Energy, Inc., of which he is the Chairman. Mr. McGettigan is a graduate of Georgetown University, and received his MBA in Finance from The Wharton School of the University of Pennsylvania.

     Mr. Myron A. ("Mike") Wick, III, has been a director of the Corporation since November 1991 and was elected Chairman of the Board of Directors in June 1993. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. Wick co-founded McGettigan, Wick & Co., Inc., an investment banking firm. From 1985 to 1988 Mr. Wick was Chief Operating Officer of California Biotechnology, Inc. in Mountain View, California. He currently serves on the Boards of Directors of Children's Discovery Centers of America, Inc., Digital Dictation, Inc., Modtech, Inc., NDE Environmental, Phoenix Network, Inc., and WrayTech Instruments, Inc., and serves as the Chairman of the Board of Directors for Stat-Tech International Company. Mr. Wick received a B.A. degree from Yale University and an MBA from the Harvard Business School.


                            OTHER EXECUTIVE OFFICERS

     Mr. Peter Y. Mills, age 42, has been President of the Corporation since November 1991, and served as a director of the Corporation from November 1991 to July 1997. At the end of September 1997, Mr. Mills will step down as President of the Corporation in favor of Mr. Hyde. Mr. Mills has nearly two decades of international business experience in managing, financing, and turning around small high technology companies in the U. K., the U. S. and Canada. He has also been a financial consultant to companies that he has helped finance, including Database Sapphire Intl., IXI, Finamex Financial, All Computers, Inc., and Saracen Electronics. Mr. Mills is a director of WrayTech Instruments, Inc. He was educated at Winchester College in the U.K. and Langues Orientales, Nouvelle Sorbonne in Paris, France.

     Mr. George E. Ponticas, age 38, has been Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company since September 1991. From May 1987 through August 1991, he served as the Company's Controller and Assistant Secretary. From August 1981 through April 1987, Mr. Ponticas was a member of the auditing staff of Price Waterhouse in Baltimore, Maryland, attaining the position of audit manager in 1986. At Price Waterhouse, he worked on the audits of a number of public and private companies, with an emphasis on small businesses. Mr. Ponticas is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He received his B.S. in Accounting from Loyola College in Maryland.

                      SECTION 16(a) REPORTING REQUIREMENTS

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to provide copies of all such reports to the Corporation. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Corporation believes that all of its officers, directors, and greater than 10% shareholders complied with all such filing requirements for its last fiscal year.


                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the meeting other than those specifically set forth in the notice thereof. If any such matters should arise, it is intended that the persons named in and acting under the enclosed form of Proxy or their substitutes will vote thereon in accordance with their best judgment.


           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Any proposal intended to be presented at the 1998 Annual Meeting of Shareholders and included in the Corporation's proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders must be received at the Corporation's principal executive offices in Annapolis, Maryland, on or before April 1, 1998.

                           APPENDIX A - FORM OF PROXY


PROXY                  Sonex Research, Inc. - Common Stock


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ANDREW A. POURING and GEORGE E. PONTICAS, or each of them, as Proxies, each with the power to appoint his substitute, to represent and vote all shares of Common Stock of and on behalf of the undersigned, as designated below and upon or in connection with the transaction of all other business at the Annual Meeting of Holders of Common Stock of Sonex Research, Inc. to be held October 22, 1997, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


    The Board of Directors unanimously recommends a vote "FOR" the following:


COMMON STOCK PROPOSAL 1:  Election of Directors

         Nuno Brandolini          [ ] FOR                [ ] WITHHOLD AUTHORITY


     WHEN PROPERLY EXECUTED AND RETURNED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" COMMON STOCK PROPOSAL 1 AS SET FORTH ON THIS CARD.


                                     Dated _______________ , 1997


                                     ----------------------------
                                              Signature


                                     ----------------------------
                                      Signature (if held jointly)


     PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the names of two or more persons, all must sign. When signing in a representative or fiduciary capacity, give full title as such. If signer is a corporation, sign corporate name by fully authorized officer.